UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 2 TO

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

PCS EDVENTURES!.COM, INC.

(Exact name of Registrant as specified in its Charter)

Idaho	82-0475383
(State or Other Jurisdiction of	(I.R.S. Employer Identification No.)
Incorporation)

345 Bobwhite Court, Suite 200

Boise, Idaho  83706

 (Address of Principal Executive Offices)

2004 Non-Qualified Stock Option Plan, as amended

(Full title of the plan)

Anthony A. Maher, President, CEO and Chairman of the Board

345 Bobwhite Court, Suite 200

Boise, Idaho 83706

(Name and address of agent for service)

208-343-3110

(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b2 of the Exchange Act.

Large accelerated filer		Accelerated filer
Non-accelerated filer	(Do not check if a smaller reporting company)	Smaller reporting company [X]

REMOVAL FROM REGISTRATION

This Post-Effective Amendment No. 2 relates to the Registration Statement on Form S-8, as amended (SEC File No. 333-115744), of PCS Edventures!.com, Inc., an Idaho corporation (the “Company” or the “Registrant”), which was filed with the Securities and Exchange Commission on May 21, 2004, and amended on January 4, 2008 (the “Registration Statement”).  The Registration Statement registered 10,000,000 shares of the Company’s no par value common stock for issuance under the Company’s 2004 Non-Qualified Stock Option Plan, as amended.  The Company hereby amends the Registration Statement to deregister the 2,321,715 shares of common stock that remain unsold and will not be sold under the Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 2 to Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boise, State of Idaho, on December 1, 2009.

PCS Edventures!.com, Inc., an Idaho corporation

By /s/ Anthony A. Maher

Anthony A. Maher

CEO, President and Chairman of the Board of

Directors and acting CFO

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 2 to Form S-8 has been signed by the following persons in the capacities and on the date indicated.

Dated:  December 1, 2009.

/s/ Anthony A. Maher

Anthony A. Maher

CEO, President and Chairman of the Board of

Directors and acting CFO

Dated:   December 1, 2009.

/s/ Cecil D. Andrus

Director

Dated:  December 1, 2009.

/s/ Dehryl A. Dennis

Director

Dated:  December 1, 2009.

/s/ Michael K. McMurray

Director